Exhibit 99.d.3.h

AMENDMENT NO. 8 TO SCHEDULE A

SCHEDULE A

UBS RELATIONSHIP FUNDS

1.	UBS Global Securities Relationship Fund

2.	UBS Global Aggregate Bond Relationship Fund

3.	UBS Large-Cap Select Equity Relationship Fund

4.	UBS U.S. Intermediate Cap Equity Relationship Fund

5.	UBS U.S. Large-Cap Value Equity Relationship Fund

6.	UBS Small-Cap Equity Relationship Fund

7.	UBS Emerging Markets Equity Relationship Fund

8.	UBS U.S. Core Plus Relationship Fund

9.	UBS U.S. Bond Relationship Fund

10.	UBS Short Duration Relationship Fund

11.	UBS Enhanced Yield Relationship Fund

12.	UBS U.S. Treasury Inflation Protected Securities Relationship Fund

13.	UBS Short-Term Relationship Fund

14.	UBS Emerging Markets Debt Relationship Fund

15.	UBS Opportunistic Emerging Markets Debt Relationship Fund

16.	UBS Opportunistic High Yield Relationship Fund

17.	UBS Corporate Bond Relationship Fund

18.	UBS All Country World Ex US Equity Relationship Fund

19.	UBS Absolute Return Investment Grade Bond Relationship Fund (formerly, UBS Absolute Return Bond Relationship Fund)

20.	UBS Emerging Markets Equity Completion Relationship Fund

21.	UBS U.S. Small-Mid Cap Core Equity Relationship Fund

22.	UBS U.S. Small-Mid Cap Growth Equity Relationship Fund

23.	UBS U.S. Equity Alpha Relationship Fund

24.	UBS Global Equity Relationship Fund

25.	UBS U.S. Smaller Cap Equity Completion Relationship Fund

26.	UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund

27.	UBS U.S. Large Cap Growth Equity Relationship Fund

28.	UBS U.S. Large-Cap Select Growth Equity Relationship Fund

29.	UBS Absolute Return Bond Relationship Fund

30.	UBS Global Ex-US Bond Relationship Fund

31.	UBS U.S. Equity Alpha Value Relationship Fund

32.	UBS Opportunistic Loan Relationship Fund

This Amendment No. 8 to Schedule A of the Investment Advisory Agreement by and between UBS Relationship Funds and UBS Global Asset Management (Americas) Inc. dated July 1, 2002 has been agreed to as of this 13th day of February, 2008 by the undersigned.

UBS RELATIONSHIP FUNDS		UBS RELATIONSHIP FUNDS

By:	/s/ Thomas Disbrow	By:	/s/ Joseph J. Allessie
Name:	Thomas Disbrow	Name:	Joseph J. Allessie
Title:	Treasurer & Principal Accounting Officer	Title:	Vice President & Assistant Secretary

UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.		UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

By:	/s/ John Moore	By:	/s/ Mark Kemper
Name:	John Moore	Name:	Mark Kemper
Title:	Executive Director and Chief Financial Officer	Title:	Executive Director & General Counsel